UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                               -------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                          MAGNUM HUNTER RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


               Nevada                                  87-0462881
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


    600 East Las Colinas Blvd., Suite 1100, Irving, Texas           75039
         (Address of principal executive offices)                  (Zip Code)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered

        Common Stock                                  New York Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [|X|]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:_________ (if applicable).

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: None.

Item 1. Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock of Magnum Hunter Resources, Inc., a Nevada corporation. For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors" and "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-3 (File No.
333-84650), as amended, which information is hereby incorporated herein by reference and made a part of this application in its entirety.

Item 2. Exhibits.

     N/A.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     MAGNUM HUNTER RESOURCES, INC.


Date:  June 14, 2002                 By: /s/Morgan F. Johnston
                                        -----------------------------------
                                        Name:   Morgan F. Johnston
                                        Title:  Vice President, General Counsel
                                                and Secretary